Exhibit 99.1

Contact:	Karen Fugate
Investor Relations
940-297-3877

Edelman
David J. Chamberlin
214-443-7560
david.chamberlin@edelman.com

Sally Beauty Holdings, Inc. Data Security Intrusion Update

DENTON, Texas — (BUSINESS WIRE) — March 17, 2014 — As we previously stated on March 5th, our systems detected an unauthorized attempted intrusion into our Sally Beauty Supply LLC network.  At the time of this discovery, we immediately engaged a top-tier forensics firm (Verizon) to investigate this security incident.  As a result of this ongoing investigation, we have now discovered evidence that fewer than 25,000 records containing card-present (track 2) payment card data have been illegally accessed on our systems and we believe it may have been removed.  As experience has shown in prior data security incidents at other companies, it is difficult to ascertain with certainty the scope of a data security breach/incident prior to the completion of a comprehensive forensic investigation.  As a result, we will not speculate as to the scope or nature of the data security incident.

We take this criminal activity very seriously.  We continue to work diligently with Verizon on this investigation and are taking necessary actions and precautions to mitigate and remediate the issues caused by this security incident.  In addition, we are working with the United States Secret Service on their preliminary investigation into the matter.

Customers are our top priority at Sally Beauty, and we will be responding to customers’ needs concerning this security incident.  Please check our website sallybeautyholdings.com in the coming days to learn about the progress of our work to address the security incident, the status of our investigation, and steps we will be taking to assist any affected customer.  We will be providing appropriate notifications to affected consumers and others, as necessary, as the facts develop and we learn more.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of $3.6 billion annually. Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through 4,700 stores, including approximately 200 franchised units, throughout the United States, the United Kingdom, Belgium, Chile, France, the Netherlands, Canada, Puerto Rico, Mexico, Ireland, Spain and Germany. Sally Beauty Supply stores offers up to 10,000 products for hair, skin, and nails through professional lines such as Clairol, L’Oreal, Wella and Conair, as well as an extensive selection of proprietary merchandise. Beauty Systems Group stores, branded as CosmoProf or Armstrong McCall stores, along with its outside sales consultants, sell up to 10,000 professionally branded products including Paul Mitchell, Wella, Sebastian, Goldwell, Joico, and Aquage which are targeted exclusively for professional and salon use and resale to their customers.  For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may also identify such forward-looking statement.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: the highly competitive nature of, and the increasing consolidation of, the beauty products distribution industry; anticipating changes in consumer preferences and buying trends and managing our product lines and inventory; potential fluctuation in our same store sales and quarterly financial performance; our dependence upon manufacturers who may be unwilling or unable to continue to supply products to us; the possibility of material interruptions in the supply of beauty supply products by our manufacturers or third-party distributors; products sold by us being found to be defective in labeling or content; compliance with laws and regulations or becoming subject to additional or more stringent laws and regulations; product diversion; the operational and financial performance of our franchise-based business; the success of our e-commerce business; successfully identifying acquisition candidates and successfully completing desirable acquisitions; integrating acquired businesses; opening and operating new stores profitably; the impact of the health of the economy upon our business; the success of our cost control plans; protecting our intellectual property rights, particularly our trademarks; the risk that our products may infringe on the intellectual property of others; conducting business outside the United States; disruption in our information technology systems, including as a result of natural or man-made events (caused by us, by our service providers or others) or by computer viruses,  or physical or electronic break-ins; reports that our information systems were breached; a significant data security breach, including misappropriation of our customers’ or employees’ personal information, the potential costs related thereto and the negative impact on our reputation and loss of confidence of our customers, suppliers and others; a failure to detect, determine the extent of and appropriately respond to a significant data security breach; costs and diversion of management attention required to investigate and remediate a data security breach, including any governmental investigations or litigation relating thereto; severe weather, natural disasters or acts of violence or terrorism; the preparedness of our accounting and other management systems to meet financial reporting and other requirements and the upgrade of our financial reporting system; being a holding company, with no operations of our own, and depending on our subsidiaries for cash; our substantial indebtedness; the possibility that we may incur substantial additional debt, including secured debt, in the future; restrictions and limitations in the agreements and instruments governing our debt; generating the significant amount of cash needed to service all of our debt and refinancing all or a portion of our indebtedness or obtaining additional financing; changes in interest rates increasing the cost of servicing our debt; the potential impact on us if the financial institutions we deal with become impaired; and the costs and effects of litigation.

Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our most recent Annual Report on Form 10-K for the year ended September 30, 2013, as filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.